SecureAlert, Inc. Becomes Track Group in Corporate Rebranding

A new name, look and leadership team to carry the company into the future and better convey its value proposition.

SecureAlert, Inc. Launches Corporate Rebranding

FOR IMMEDIATE RELEASE:  SecureAlert, Inc. – Wed, Oct 1, 2014 06:58 AM EST

SALT LAKE CITY, UT– SecureAlert, Inc., a premier provider of global tracking and monitoring services, announced that it has rebranded. SecureAlert, Inc. will begin operating under the new trade name Track Group effective immediately. With the adoption of its new name, logo, and brand identity, Track Group has simultaneously launched their redesigned website http://www.trackgrp.com/. The rebrand is the positive outcome of the company’s recent acquisitions and broadening footprint in the USA and worldwide, unprecedented growth, and increasing recognition. The rebranding will continue to build and foster Track Group’s unparalleled dedication to offering innovative technologies and tracking capabilities that leverage real-time data, best-practice monitoring, and analytics to create complete, end-to-end solutions.

“SecureAlert’s re-branding represents our evolution and direction,” said Chairman, Guy Dubois. “This change is a logical step in our succession and gives us an umbrella under which we can continue to expand our products, services, and locations during our next phase of growth and development. We are so much more than just a device-driven company and this represents an important step to better communicate our value proposition.”

“Our new brand identity communicates that we’re an innovative and forward-looking company with a commitment to ensure the success of every client and agency we serve,” said Steve Hamilton, Chief Marketing Officer. “We are driven to consistently outpace our competitors, leverage new technologies and tracking capabilities to create valuable solutions for our customers and maximize investment returns for our shareholders.”

About Track Group:

Track Group (formerly SecureAlert) is a premier, global provider of customizable tracking solutions that leverage real-time tracking data, best-practice monitoring, and analytics capabilities to create complete, end-to-end solutions.

Visit website http://www.trackgrp.com/.

Safe Harbor Statement

This press release from Track Group (Company) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including future growth and earnings opportunities of the Company. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company's ability to promptly satisfy orders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

Contact:

Steve Hamilton

Chief Marketing Officer

877-260-2010 ext. 4004

steve.hamilton@trackgrp.com